As filed with the Securities and Exchange Commission on May 26, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PLAINS ALL AMERICAN PIPELINE, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		76-0582150 (I.R.S. Employer Identification No.)
333 Clay Street, Suite 1600 Houston, Texas 77002 (Address, including zip code, of registrant’s principal executive offices)

PLAINS ALL AMERICAN 2021 Long-Term Incentive Plan

(Full title of the plan)

Richard McGee 333 Clay Street, Suite 1600 Houston, Texas 77002 (713) 646-4100 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: David P. Oelman Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer ☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company	☐ (Do not check if smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).     ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common units representing limited partner interests	20,000,000	$10.22	$204,400,000	$22,300.04

(1)	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 (this “Registration Statement”) shall be deemed to cover an indeterminate number of additional Common Units (defined below) that may become issuable pursuant to the adjustment provisions of the Plains All American 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”).

(2)	Plains All American Pipeline, L.P. (the “Registrant”) is filing this Registration Statement to register an aggregate of 20,000,000 common units representing limited partner interests of the Registrant (the “Common Units”) that may be delivered with respect to awards under the Plan, which consist of Common Units reserved and available for delivery with respect to awards under the Plan and Common Units that may again become available for delivery with respect to awards under the Plan pursuant to the unit counting, unit recycling and other terms and conditions of the Plan.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act. The price for the Common Units being registered hereby is based on a price of $10.22, which is the average of the high and low sale prices of a Common Unit on May 20, 2021, as reported by Nasdaq.

EXPLANATORY NOTE AND STATEMENT OF INCORPORATION BY REFERENCE

The Registrant previously filed the following registration statements on Form S-8 with the Securities and Exchange Commission (the “Commission”): (i) on February 14, 2005 registering 6,000,000 Common Units in connection with the Plains All American 2005 Long-Term Incentive Plan (File No. 333-122806); (ii) on November 17, 1999 registering 1,950,000 Common Units in connection with the Plains All American GP LLC 1998 Long-Term Incentive Plan (File No. 333-91141); (iii) on December 11, 2001 registering 900,000 additional Common Units in connection with the Plains All American GP LLC 1998 Long-Term Incentive Plan (File No. 333-74920); (iv) on March 9, 2007 registering 1,999,618 Common Units in connection with the Plains All American PPX Successor Long-Term Incentive Plan (File No. 333-141185); and (v) on December 31, 2013 registering 7,000,000 Common Units in connection with the Plains All American 2013 Long-Term Incentive Plan (collectively, the “Prior Registration Statements”).

At the PAA 2021 Annual Meeting held on May 19, 2021, the Registrant’s unitholders approved the Plan, which is an amendment, restatement and renaming of the Plains All American 2013 Long-Term Incentive Plan (which was an amendment and restatement of the Plains All American 2005 Long-Term Incentive Plan, the Plains All American GP LLC 1998 Long-Term Incentive Plan and the Plains All American PPX Successor Long-Term Incentive Plan), and authorized an incremental 20,000,000 Common Units that may be used for awards under the Plan. This Registration Statement is being filed in accordance with General Instruction E of Form S-8 for the purpose of registering the issuance of an additional 20,000,000 Common Units under the Plan.

As permitted by General Instruction E of Form S-8, the contents of the Prior Registrations are hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-14569) for the year ended December 31, 2020, filed with the Commission on March 1, 2021;

(b)	The Registrant’s Quarterly Report on Form 10-Q (File No. 001-14569) for the quarter ended March 31, 2021, filed with the Commission on May 10, 2021;

(c)	The Registrant’s Current Reports on Form 8-K (File No. 001-14569), filed with the Commission on February 9, 2021, March 3, 2021, May 4, 2021, and May 25, 2021 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K); and

(d)	The description of the Registrant’s Common Units included in the Registrant’s Form 8-A (File No. 001-14569), filed with the Commission on December 11, 2020, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Seventh Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of October 10, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 12, 2017)
4.2	Plains All American 2021 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement, filed with the Commission on April 12, 2021)
5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto)
24.1*	Powers of Attorney (included on the signature page hereof)

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 26, 2021.

PlAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC, its general partner

By:	Plains AAP, L.P., its sole member

By:	Plains All American GP LLC, its general partner

By:	/s/ Willie Chiang
Willie Chiang
Chief Executive Officer of Plains All American GP LLC

POWER OF ATTORNEY

Each person whose signature appears below appoints Al Swanson and Richard McGee, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date
/s/ Willie Chiang	Chairman of the Board of PAA GP Holdings LLC and Chief Executive Officer of Plains All American GP LLC	May 26, 2021
Willie Chiang	(Principal Executive Officer)

/s/ Al Swanson	Executive Vice President and Chief Financial Officer of Plains All American GP LLC	May 26, 2021
Al Swanson	(Principal Financial Officer)

/s/ Chris Herbold	Senior Vice President and Chief Accounting Officer of Plains All American GP LLC	May 26, 2021
Chris Herbold	(Principal Accounting Officer)

/s/ Harry N. Pefanis	Director of PAA GP Holdings LLC and President of Plains All American GP LLC	May 26, 2021
Harry N. Pefanis

/s/ Greg L. Armstrong		May 26, 2021
Greg L. Armstrong	Director of PAA GP Holdings LLC
/s/ Victor Burk		May 26, 2021
Victor Burk	Director of PAA GP Holdings LLC
/s/ Kevin McCarthy		May 26, 2021
Kevin McCarthy	Director of PAA GP Holdings LLC

/s/ Gary R. Petersen		May 26, 2021
Gary R. Petersen	Director of PAA GP Holdings LLC

/s/ Alexandra D. Pruner		May 26, 2021
Alexandra D. Pruner	Director of PAA GP Holdings LLC

/s/ John T. Raymond		May 26, 2021
John T. Raymond	Director of PAA GP Holdings LLC

/s/ Bobby S. Shackouls		May 26, 2021
Bobby S. Shackouls	Director of PAA GP Holdings LLC

/s/ Christopher M. Temple		May 26, 2021
Christopher M. Temple	Director of PAA GP Holdings LLC

/s/ Lawrence M. Ziemba		May 26, 2021
Lawrence M. Ziemba	Director of PAA GP Holdings LLC